              Consent of Independent Certified Public Accountant
              --------------------------------------------------

We consent to the use in this Registration Statement on Form SB-2 of our report dated September 26, 2000 relating to the financial statements of Golden Choice Foods Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Kelly & Company
Kelly & Company
Newport Beach, California
March 12, 2001